Exhibit 99.1

Contact: Scott Solomon

Vice President

Sharon Merrill Associates, Inc.

617-542-5300

cyno@investorrelations.com

CYNOSURE REPORTS 11th CONSECUTIVE QUARTER OF RECORD REVENUE

FOR SECOND QUARTER 2008

Continued Demand for Flagship Workstations Drives 30% Top-Line Growth

Westford, Mass., July 29, 2008 – Cynosure, Inc. (NASDAQ: CYNO), a leading developer and manufacturer of a broad array of light-based aesthetic treatment systems, today announced financial results for the second quarter and six months ended June 30, 2008.

Second-Quarter 2008 Financial Results

Revenues increased approximately 30% to $39.2 million in the second quarter of 2008 from $30.1 million in the second quarter of 2007. Gross profit margin increased to 67.1% of total revenues compared with 63.3% for the same period in 2007. Net income in the second quarter of 2008 increased approximately 72% to $4.7 million, or $0.36 per diluted share, compared with net income of $2.7 million, or $0.21 per diluted share, in the second quarter of 2007.

Non-GAAP net income, which excludes stock-based compensation expense and its related income tax effects, was $5.9 million, or $0.46 per diluted share, in the second quarter of 2008, compared with non-GAAP net income of $4.2 million, or $0.33 per diluted share, in the second quarter of 2007. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to non-GAAP results for the three months ended June 30, 2008 and 2007.

“Cynosure delivered outstanding results, posting record revenue along with our seventh consecutive quarter of profitability as well as our sixth consecutive quarter of positive operating cash flow,” said President and Chief Executive Officer Michael Davin. “The advantages of our light-based aesthetic products continue to resonate with the market. Laser product revenue increased 32% in the second quarter of 2008 over the same period of 2007, reflecting the demand for our multi-energy workstations targeted towards high volume aesthetic applications such as hair removal, anti-aging and laser bodysculpting. We saw significant demand for our 18- and 12-watt Smartlipo LaserBodySculpting™ workstations as well as our new Smartlipo MPX, Cynosure’s higher-powered, dual-wavelength system for laser lipolysis. Each of the products in our laser lipolysis suite is helping to fill a significant need in the market by allowing physicians to choose the Smartlipo solution that ideally fits their practice.

“Smartlipo was only one reason for our success in the second quarter,” Davin said. “We also were pleased with the continued contributions from flagship products such as the Affirm™ Anti-Aging system and our new Accolade™ workstation for pigmented lesions. Average selling prices across our product line remained strong during the quarter, which, together with the efficiencies of our direct distribution network, helped to drive record gross margins of greater than 67% in the second quarter.

“We believe a key reason Cynosure’s new flagship products are proving popular with customers is our unwavering commitment to introduce innovative technology that combines the highest levels of safety and efficacy,” Davin said. “SmartSense™, the proprietary intelligent delivery system that is available on both the 18-watt Smartlipo and new Smartlipo MPX, is proving to be an influential differentiator among customers and consumers. Another innovation that has become an integral part of our products is our proprietary MultiPlex technology, which allows lasers in a multiple-energy workstation to be fired sequentially for maximum benefit.”

Recent Highlights

•

Cynosure received the European CE Mark for Smartlipo MPX™, the company’s high-powered, dual-wavelength aesthetic workstation to liquefy fat and tighten skin through collagen remodeling. The CE Mark certifies that the Smartlipo MPX conforms to the essential health and safety requirements of the European Medical Device Directive. Cynosure expects to launch Smartlipo MPX through its subsidiaries in the European Union beginning in the third quarter of 2008.

•

Cynosure launched the Affirm CO2™, an ablative workstation with a proprietary scanning delivery system that combines ablative CO2 skin resurfacing and rejuvenation in a single laser system. Affirm CO2 is a dynamic platform to address deep wrinkles, significant photoaging, severe scar damage and other difficult-to-treat skin conditions. The company plans to introduce Affirm CO2 in the United States in the third quarter of 2008.

•

Cynosure opened a sales office in Beijing, the company’s second sales office in the People’s Republic of China. This move is consistent with Cynosure’s strategy to further broaden the global reach of the company’s newest aesthetic laser systems in key international markets.

•

Cynosure received marketing approval from the Korea Food & Drug Administration for its flagship Accolade™ workstation for the removal of pigmented lesions. The Accolade is a high-powered 755 nm, Q-switched Alexandrite laser. The unique combination of various spot sizes and the laser’s high repetition rates allow for rapid treatment. Introduced in the first quarter of 2008, the Accolade is the third Cynosure flagship product approved for marketing in South Korea.

•

The company’s aesthetic laser technology was featured in presentations by industry experts at various conferences held throughout the second quarter, including the Sixth World Congress of the International Academy of Cosmetic Dermatology, the annual meeting of The American Society for Aesthetic Plastic Surgery, and The Aesthetic Show in Las Vegas. The presentations showcased the clinical benefits of Cynosure’s technology for some of the aesthetic industry’s fastest-growing applications.

•	The company appointed H. Travis Lee as vice president of global marketing. Lee is developing and implementing worldwide strategic marketing initiatives for Cynosure’s flagship products.

Six-Month Results

For the six months ended June 30, 2008, revenues increased approximately 35% to $76.0 million from $56.2 million for the same period in 2007. For the six months ended June 30, 2008 gross profit margin increased to 66.8% of total revenues compared with 62.7% for the same period in 2007. Net income for the first half of 2008 was $9.5 million, or $0.75 per diluted share, versus $4.8 million, or $0.39 per diluted share, for the same period in 2007.

Non-GAAP net income, which excludes stock-based compensation expense and its related income tax effects, was $11.6 million, or $0.91 per diluted share, for the first half of 2008 compared with $7.3 million, or $0.58 per diluted share, in the first half of 2007. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to Non-GAAP results for the six months ended June 30, 2008 and 2007.

Business Outlook

“We begin the second half of 2008 positioned to build on our recognized leadership and strong growth in the aesthetic laser market,” Davin concluded. “We believe that our strategy of delivering the best aesthetic technology for broad-based, fast-growing applications will enable us to continue to deliver solid top-line growth. Quality and innovation are becoming synonymous with the Cynosure brand and are the essential differentiators among customers both here in the United States and abroad. Our focus on advancing our technology platforms is producing market-changing products that are continually driving customers to Cynosure. Despite a challenging economic environment, we believe that our exceptional products and outstanding reputation will help sustain our momentum in the quarters ahead.”

Use of Non-GAAP Financial Measures

To supplement Cynosure’s consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined as non-GAAP financial measures by the SEC: non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs. For more information on these non-GAAP financial measures, please see the non-GAAP data included at the end of this release. This data has more details of the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Conference Call

Cynosure will host a conference call for investors today at 9:00 a.m. ET. On the call, Michael Davin and Timothy Baker, the company’s Executive Vice President and Chief Financial Officer, will discuss the second quarter 2008 financial results, provide a business update and discuss the company’s growth strategy.

Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the company’s website at www.cynosure.com. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the company’s website.

About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular lesions, rejuvenate skin through the treatment of shallow vascular and pigmented lesions, laser lipolysis and temporarily reduce the appearance of cellulite. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulsed dye, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991.

For corporate or product information, contact Cynosure at 800-886-2966, or visit www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the company’s expectations and future financial performance, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including Cynosure’s history of operating losses, its reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, changes in consumer preferences, competition in the aesthetic laser industry, economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K, which is filed with the Securities and Exchange

Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, while Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Revenues	$39,195	$30,132	$75,958	$56,209
Cost of revenues	12,878	11,068	25,249	20,990

Gross profit	26,317	19,064	50,709	35,219

Operating expenses
Selling and marketing	14,085	9,875	27,279	19,137
Research and development	1,801	1,767	3,614	3,490
General and administrative	3,638	2,933	7,125	5,228

Total operating expenses	19,524	14,575	38,018	27,855

Income from operations	6,793	4,489	12,691	7,364

Interest income, net	627	596	1,428	1,101
Other income (expense), net	(120)	28	434	84

Income before income taxes	7,300	5,113	14,553	8,549

Income tax provision	2,640	2,402	5,024	3,720

Net income	$4,660	$2,711	$9,529	$4,829

Diluted net income per share	$0.36	$0.21	$0.75	$0.39

Diluted weighted average shares outstanding	12,797	12,686	12,782	12,530

Basic net income per share	$0.37	$0.23	$0.76	$0.41

Basic weighted average shares outstanding	12,513	11,964	12,492	11,654

Condensed Consolidated Balance Sheet

(In thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets:
Cash, cash equivalents and marketable securities	$69,960	$86,097
Accounts receivable, net	36,461	24,124
Amounts due from related parties	20	8
Inventories	24,777	22,442
Deferred tax asset, current portion	4,651	4,161
Prepaid expenses and other current assets	3,640	4,425

Total current assets	139,509	141,257
Property and equipment, net	8,749	7,146
Long-term investments	21,506	—
Other noncurrent assets	1,997	1,441

Total assets	$171,761	$149,844

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$26,020	$20,790
Amounts due to related parties	3,163	2,311
Deferred revenue	5,931	3,939
Capital lease obligations	450	485

Total current liabilities	35,564	27,525

Capital lease obligations, net of current portion	593	794
Deferred revenue, net of current portion	484	421
Other long-term liabilities	490	226

Total stockholders’ equity	134,630	120,878

Total liabilities and stockholders’ equity	$171,761	$149,844

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Gross profit	$26,317	$19,064	$50,709	$35,219

Non-GAAP adjustments to gross profit:

Stock-based compensation	137	71	266	169

Total Non-GAAP adjustments to gross profit	137	71	266	169

Non-GAAP Gross profit	$26,454	$19,135	$50,975	$35,388

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Income from operations	$6,793	$4,489	$12,691	$7,364

Non-GAAP adjustments to income from operations:

Stock-based compensation	1,880	1,497	3,568	2,847

Total Non-GAAP adjustments to income from operations	1,880	1,497	3,568	2,847

Non-GAAP Income from operations	$8,673	$5,986	$16,259	$10,211

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Net income	$4,660	$2,711	$9,529	$4,829

Non-GAAP adjustments to net income:

Stock-based compensation	1,880	1,350	3,568	2,847
Income tax effect of non-GAAP adjustments	(665)	169	(1,500)	(383)

Total Non-GAAP adjustments to net income	1,215	1,519	2,068	2,464

Non-GAAP Net income	$5,875	$4,230	$11,597	$7,293

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Diluted net income per share	$0.36	$0.21	$0.75	$0.39

Stock-based compensation	0.15	0.11	0.28	0.23
Income tax effect of Non-GAAP adjustments	(0.05)	0.01	(0.12)	(0.03)

Total Non-GAAP adjustments to net income	0.09	0.12	0.16	0.20

Non-GAAP Diluted net income per share	0.46	0.33	0.91	0.58

Weighted average shares used to compute diluted net income per share	12,797	12,686	12,782	12,530

Weighted average shares used to compute Non-GAAP diluted net income per share	12,797	12,686	12,782	12,530